Exhibit 1

ASBURY AUTOMOTIVE GROUP, INC.

Common Stock (par value $0.01)

Underwriting Agreement

•, 2004

Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
Stephens Inc.

As representatives of the several Underwriters
named in Schedule I hereto

c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

Certain stockholders named in Schedule II hereto (the “Selling Stockholders”) of Asbury Automotive Group, Inc., a Delaware corporation (the “Company”), propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 10,000,000 shares (the “Firm Shares”) and, at the election of the Underwriters, up to 1,500,000 additional shares (the “Optional Shares”) of Common Stock, par value $.01 per share (“Stock”) of the Company the Company (the Firm Shares and the Optional Shares which the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”).

1.                                       (a)  The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i)                                     A registration statement on Form S-3 (File No. 333-112126) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you for each of the Underwriters, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary

Prospectus”;  the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including (i) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective and (ii) the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the  “Prospectus”; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement);

(ii)                                  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3;

(iii)                               The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

(iv)                              The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3;

(v)                                 Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock, short-term debt or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus;

(vi)                              The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus  (including, without limitation, such liens as are imposed under the First Amended and Restated Credit Agreement, dated as of June 6, 2003, among the Company, Asbury Automotive Group Holdings, Inc., Ford Motor Credit Company, DaimlerChrysler Services North America LLC and General Motors Acceptance Corporation and the other Lenders parties thereto (the “Credit Facility”))or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and each of its subsidiaries; and any real property and buildings held under lease by the Company and each of its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and each of its subsidiaries, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights, and to general equity principles;

(vii)                           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; each “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Act) of the Company that is a corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; each significant subsidiary of the Company that is a limited liability company has been duly formed and is validly existing as a limited liability company in good standing under the laws of its jurisdiction of formation; and each significant subsidiary of the Company that is a limited partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of its jurisdiction of formation;

(viii)                                                The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company, including the Shares, have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus under the caption “Description of Capital Stock”; and all of the issued shares of capital stock, all of the issued membership interests and limited partnership interests of each subsidiary of the Company have been duly and validly authorized and issued, are, in the case of shares of capital stock, fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company and, except as described in the Prospectus, are owned free and clear of all liens, encumbrances, equities or claims;

(ix)                                The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, Franchise Agreement (as defined herein), framework franchise agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(x)                                   Neither the Company nor any subsidiary of the Company that is a corporation is in violation of its respective Certificate of Incorporation or By-laws; no subsidiary of the Company that is a limited liability company is in violation of its respective Certificate of Formation or Limited Liability Company Agreement; no subsidiary of the Company that is a limited partnership is in violation of its respective Certificate of Limited Partnership or Limited Partnership Agreement; and neither the Company nor any of its subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease, Franchise Agreement, framework franchise agreement or other material agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(xi)                                The statements set forth in the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(xii)                             Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders’ equity, members’ equity, partners’ equity or results of operations of the Company or any of its subsidiaries; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xiii)                          Neither the Company nor any of its subsidiaries is and, after giving effect to the offering and sale of the Shares, will be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xiv)                         Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries are, and Arthur Andersen who certified certain financial statements of the Company were at all times relevant to such certifications, independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(xv)                            The Company and its subsidiaries have obtained all environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, except where failure to do so would not have a material adverse effect on the current or future consolidated financial position, stockholders’ equity, members’ equity, partners’ equity or results of operations of the Company or any of its subsidiaries (a “Material Adverse Effect”); the Company and its subsidiaries are conducting their businesses in compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries are in violation of any Federal or state law or regulation relating to the storage, handling, disposal, release or transportation of hazardous or toxic materials, which violation would subject the Company or any of its subsidiaries to any liability or disability, except where such violations would not, individually or in the aggregate, have a Material Adverse Effect;

(xvi)                         The Company and each of its subsidiaries have all licenses, franchises, permits, authorizations, approvals and orders and other concessions of and from all governmental or regulatory authorities that are necessary to own or lease their properties and conduct their businesses as described in the Prospectus, except for such licenses, franchises, permits, authorizations, approvals and orders the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect;

(xvii)                      The Company and each of its subsidiaries are conducting business in compliance with all applicable statutes, rules, regulations, standards, guides and orders administered or issued by any governmental or regulatory authority in the jurisdictions in which it is conducting business, except where the failure to be so in compliance would not, individually or in the aggregate, have a Material Adverse Effect;

(xviii)                   The Company or a wholly-owned direct or indirect subsidiary (except in the case of Asbury St. Louis LR L.L.C. d/b/a Plaza Land Rover St. Louis, which is indirectly minority owned by the Company) has entered into a franchise agreement or a framework franchise agreement with each of the manufacturers listed on Schedule III hereto (collectively, the “Franchise Agreements”, and each a “Franchise Agreement”), each of which has been duly authorized, executed and delivered by the Company or such subsidiary, is in full force and effect and constitutes the valid and binding agreement between the parties thereto, enforceable in accordance with its terms, subject to applicable Federal and state franchise laws and subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights, and to general equity principles; the Franchise Agreements permit the Company or a subsidiary or subsidiaries to operate a vehicle sales franchise at the locations indicated on Schedule III; the Company and its subsidiaries are in compliance with all material terms and conditions of the Franchise Agreements, and, to the best knowledge of the Company, there has not occurred any material default under any of the Franchise Agreements or any event that with the giving of notice or the lapse of time would constitute a material default thereunder; and

(xix)                           Except as provided in the Shareholders Agreement dated as of March 1, 2002 among the Company, Asbury Automotive Holdings L.L.C. and the stockholders listed therein, no holders of any securities of the Company have any rights to require the Company to register any securities of the Company under the Act.

(b)           Each of the Selling Stockholders, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i)                                     All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder have been obtained, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws, as to which no representation or warranty is given; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power-of-Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(ii)                                  The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the partnership agreement if such Selling Stockholders is a partnership or the Certificate of Formation or Limited Liability Company Agreement of such Selling Stockholder if such Selling Stockholder is a limited liability company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder, except the registration under the Act of the Shares and such consents;

approvals, authorizations, registrations or qualifications as may be required under state securities laws or Blue Sky laws, as to which to representation or warranty is given;

(iii)                               Assuming that the Shares to be sold by such Selling Stockholder have been validly issued to such Selling Stockholder by the Company, such Selling Stockholder shall have, immediately prior to the First Time of Delivery (as defined in Section 4 hereof), good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(iv)                              Such Selling Stockholder shall not, during the period beginning from the date hereof and continuing to and including the date (a) 90 days with respect to Asbury Automotive Holdings L.L.C. after the date of the Prospectus and (b) nine months after the date of the Prospectus with respect to the Selling Stockholders other than Asbury Automotive Holdings L.L.C., offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), (A) provided however, that such Selling Stockholder may transfer the Selling Stockholder’s shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the Selling Stockholder or the immediate family of the Selling Stockholder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of Goldman, Sachs & Co., (B) provided further, that if the First Time of Delivery does not occur on or prior to April 30, 2004, the obligations of the Selling Stockholders under this section shall thereupon terminate, (C) provided further, that if the Selling Stockholder is a limited liability company, the limited liability company may transfer Stock held by such limited liability company to the members of such limited liability company; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such Stock subject to the provisions of this section and the agreement referenced in Section 7(k) hereof and there shall be no further transfer of such Stock, except in accordance with this section and the agreement referenced in Section 7(k) hereof, and provided further that any such transfer shall not involve a disposition for value;

(v)                                 Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(vi)                              To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(vii)                           In order to avoid backup withholding of U.S. Federal income tax on the cash received in connection with the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Internal Revenue Service Form W-9 (or other applicable form or statement specified by applicable regulations of the United States Department of the Treasury in lieu thereof);

(viii)                        Certificates in negotiable form representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Stockholder to Ian K. Snow and Tony W. Lee, as custodian (the “Custodian”), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing Ian K. Snow and Tony W. Lee as such Selling Stockholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder (subject to the limitations set forth in such Power of Attorney) , to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement to the extent set forth therein; and

(ix)                                The Shares represented by the certificates held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder to the extent permitted by applicable law shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney to the extent permitted by applicable law shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

2.                                       Subject to the terms and conditions herein set forth, (a) each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per share of $•, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to • Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares.  Any such election to purchase Optional Shares shall be made in proportion to the number of Optional Shares to be sold by each Selling Stockholder.  Any such election to purchase Optional Shares may be exercised only by written notice from you to the Attorneys in Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Attorneys in Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.                                       Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4.                                       (a)  The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours’ prior notice to the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to Goldman, Sachs & Co., through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Custodian on behalf of each of the Selling Stockholders, as their interests may appear, to Goldman, Sachs & Co. at least forty-eight hours in advance.  The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004 (the “Designated Office”).  The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on [                      ], 2004 or such other time and date as Goldman, Sachs & Co. and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters’ election to purchase such Optional Shares (which notice shall be in accordance with Section 2 hereof), or such other time and date as Goldman, Sachs & Co. and the Selling Stockholders may agree upon in writing.  Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)           The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(m), will be delivered at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery.  A meeting will be held at the Closing Location at 1:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4 and Section 5, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.                                       The Company agrees with each of the Underwriters:

(a)            To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

(b)           Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)            As soon as practicable on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the

Prospectus or to file under the Exchange Act any document incorporated by reference in the prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)           To make generally available to the Company’s stockholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)            During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than (A) pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement or (B) in connection with acquisitions, provided that such securities shall not exceed in the aggregate 10% of the Stock to be outstanding immediately following the offering contemplated hereby and provided, further, that the recipients of such securities agree to be bound by this Section 5(e) for the duration of the 90 day period), without the prior written consent of Goldman, Sachs & Co.;

(f)              To furnish to the Company’s stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to the Company’s stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(g)           To the extent such documents are not furnished to or filed with the Commission, during a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders of the Company, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to the Company’s stockholders generally or to the Commission); and

(h)           If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by

10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

6.                                       The Company and each of the Selling Stockholders covenant and agree with one another and with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar, (viii) the fees and expenses of the Attorneys-in-Fact and the Custodian; (ix) any reasonable fees and expenses of counsel for the Selling Stockholders as set forth opposite such Selling Stockholder’s name on schedule [] hereto and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder which are not otherwise specifically provided for in this Section; and (b) each Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including any fees and expenses of counsel, other than the fees and expenses described in clause (ix) above, for such Selling Stockholder, capital gains, income or transfer taxes attributable to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder.  It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

7.                                       The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)            The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)           Sullivan & Cromwell LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to the incorporation of the Company, the validity of the Shares, the Registration Statement, the Prospectus and such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)            Cravath, Swaine & Moore LLP, counsel for the Company, shall have furnished to you, in form and substance satisfactory to you, (i) their written opinion, dated such Time of Delivery, to the effect that:

(A)      The Company has been duly incorporated and, based solely on a certificate of good standing from the Secretary of State of the State of Delaware, is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus;

(B)        The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares being delivered at such Time of Delivery) have been duly and validly authorized and issued and are fully paid and non-assessable; and the Shares conform to the description of the Stock contained in the Prospectus;

(C)        This Agreement has been duly authorized, executed and delivered by the Company;

(D)       The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any (x) indenture, or loan agreement with a financial institution, or (y) material mortgage, deed of trust or other agreement or instrument, in the case of the agreements and instruments described in clause (y), known to such counsel, to which the Company or any of its significant subsidiaries is a party or by which the Company or any of its significant subsidiaries is bound or to which any of the property or assets of the Company or any of its significant subsidiaries is subject (excluding the Franchise Agreements), nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its significant subsidiaries or any of their properties;

(E)         No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters; provided, that such opinion may be limited to the laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware;

(F)         The statements set forth in the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, and under the caption “Underwriting” insofar as they purport to describe the provisions of the laws and documents referred to therein, accurately and fairly summarize the matters therein described; and

(G)        The Company is not an “investment company”, or an entity “controlled” by an “investment company” as such term is defined in the Investment Company Act; and

(ii)                                  their letter, dated such Time of Delivery, to the effect that the Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and other information of an accounting or financial nature therein, as to which such counsel need not express any view) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection (i)(F) of this Section 7(c), they have no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (including the documents or portions of documents incorporated by reference therein and except for the financial statements and other information of an accounting or financial nature therein, as to which such counsel need not express any view) included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date or as of the date of such letter, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (including the documents or portions of documents incorporated by reference therein and except for the financial statements and other information of an accounting or financial nature therein, as to which such counsel need not express any view) included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)           Lynne A. Burgess, General Counsel of the Company or other counsel of the Company satisfactory to you shall have furnished to you, in form and substance satisfactory to you, (i) her written opinion, dated such Time of Delivery, to the effect that:

(A)      The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its businesses as described in the Prospectus;

(B)        The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares being delivered at such Time of Delivery) have been duly and validly authorized and issued and are fully paid and non-assessable;

and the Shares conform to the description of the Stock contained in the Prospectus;

(C)        The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

(D)       Each significant subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated under the Act) of the Company has been duly formed and is validly existing as a limited liability company, a limited partnership or a corporation in good standing under the laws of its jurisdiction of formation; and all of the issued membership interests, partnership interests or shares of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to (i) rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates, and (ii) exclude from such opinion such liens and encumbrances as are imposed under the terms of the Credit Facility) and the floor plan arrangements with Ford Motor Credit Company, General Motors Acceptance Corporation and Chrysler Financial Company, L.L.C. (now DaimlerChrysler Services North America LLC) contemplated by the Wholesale Agreement dated January 17, 2001 between such parties (the “Wholesale Agreement”));

(E)         To such counsel’s knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(F)         This Agreement has been duly authorized, executed and delivered by the Company;

(G)        (x) The Company is not in violation of its Amended and Restated Certificate of Incorporation or Amended and Restated By-laws, nor is it in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, or lease or agreement or other instrument to which it is a party or by which it or any of its properties may be bound; and

         (y) To such counsel’s knowledge, none of the subsidiaries or significant subsidiaries of the Company that are corporations are in violation of their respective Certificates of Incorporation or By-laws, none of the subsidiaries or significant subsidiaries of the Company that are limited liability companies are in violation of their respective Certificates of Formation or Limited Liability Company Agreements, none of the significant subsidiaries of the Company that are limited partnerships are in violation of their respective Certificates of Limited Partnership or Limited Partnership Agreements, and no such subsidiary or significant subsidiary is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement, or lease or agreement or other material instrument to which it is a party or by which it or any of its properties may be bound;

provided that such counsel may exclude from such opinion (i) the Franchise Agreements and (ii) such violations and defaults that would not have a Material Adverse Effect;

(ii)                                  her letter dated such Time of Delivery, to the effect that (A) the documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and other information of an accounting or financial nature therein, as to which such counsel need not express any view), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder; and (B) the Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (including the documents or portions of documents incorporated by reference therein and except for the financial statements and other information of an accounting or financial nature therein, as to which such counsel need not express any view) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; she has no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (including the documents or portions of documents incorporated by reference therein and except for the financial statements and other information of an accounting or financial nature therein, as to which such counsel need not express any view) included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date or as of the date of such letter, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (including the documents or portions of documents incorporated by reference therein and except for the financial statements and other information of an accounting or financial nature therein, as to which such counsel need not express any view) included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)                                                                                                          With respect to the First Time of Delivery, the respective counsel for each of the Selling Stockholders, as indicated in Schedule II hereto, each shall have furnished to you their written opinion with respect to each of the Selling Stockholders for whom they are acting as counsel in substantially the form attached hereto as Annex II, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i)                                     A Power-of-Attorney and a Custody Agreement have been duly executed and delivered by such Selling Stockholder and constitute valid and binding agreements of such Selling Stockholder enforceable against such Selling Stockholder in accordance with their respective terms;

(ii)                                  This Agreement has been duly executed and delivered by or on behalf of such Selling Stockholder; and the sale of the Shares to be sold by such Selling Stockholder pursuant to this Agreement and the compliance by such Selling Stockholder with all of the applicable provisions of this Agreement, the Power-of-Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not (a) to such counsel’s knowledge, conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject or (b) result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the Partnership Agreement if such Selling Stockholder is a partnership or the Certificate of Formation or Limited Liability Company Agreement of such Selling Stockholder if such Selling Stockholder is a limited liability company or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder;

(iii)                               No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the Shares to be sold by such Selling Stockholder hereunder, except for those consents that have been duly obtained and are in full force and effect, such as have been obtained under the Act, and except that no opinion is being given hereunder regarding any requisite approvals by any stock exchange or the National Associations of Securities Dealers, Inc.;

(iv)                              Assuming that the Shares to be sold by such Selling Stockholder have been validly issued to such Selling Stockholder by the Company and are fully paid and non-assessable, immediately prior to such Time of Delivery, such Selling Stockholder had good and valid title to such Shares, free and clear of all liens, encumbrances or claims, and full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder; and

(v)                                 Upon consummation of the sale of the Shares to be sold by such Selling Stockholder to the Underwriters as provided in this Agreement, good and valid title to such Shares, free and clear of all liens, encumbrances or claims, has been transferred to each of the several Underwriters; provided that the Underwriters paid value therefore and have purchased such Shares without notice of an adverse claim thereto (within the meaning of the Uniform Commercial Code as in effect as of such Time of Delivery in the State of New York).

In rendering the opinion in paragraph (iv), such counsel may rely upon a certificate of such Selling Stockholder in respect of matters of fact as to ownership of, and liens, encumbrances or claims on, the Shares sold by such Selling Stockholder, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificate.  In rendering such opinions such counsel may qualify such opinions by noting that no opinion is expressed as to the validity or enforceability of any provision which purports to provide that the powers granted under a power of attorney will survive the death of the principal.  Such counsel may also note that it is not expressing any opinion with respect to the accuracy or completeness of any representation or warranty made by the Selling Stockholder or any other party in the Registration Statement, this Agreement or any document or instrument executed in connection with the transactions contemplated thereby;

(f)              On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto;

(g)           (i)           Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock, short-term debt or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and any of its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h)           On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(i)               On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(j)               The Shares at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

(k)            The Company has obtained and delivered to the Underwriters executed copies of an agreement from each of (i) Asbury Automotive Holdings L.L.C., (ii) the persons listed on Schedule IV (such persons, the “Designated Persons”) and (iii) the Selling Stockholders that are not Designated Persons or Asbury Automotive Holdings L.L.C., substantially to the effect that during the period beginning from the date hereof and continuing to and including the date, (x) in the case of Asbury Automotive Holdings L.L.C. and each Designated Person (other than Kenneth

B. Gilman and Thomas G. McCollum), 90 days after the date of the Prospectus and (y) in the case of each Selling Stockholder (other than Asbury Automotive Holdings L.L.C.), Kenneth B. Gilman and Thomas G. McCollum, nine months after the date of the Prospectus, subject to the exceptions set forth in paragraph four of such agreement, such persons shall not offer, sell, contract to sell or otherwise dispose of any Stock or securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of Goldman, Sachs & Co., provided, however, if the First Time of Delivery does not occur on or prior to [April 30, 2004], the obligations of the parties to such agreement shall thereupon terminate;

(l)               The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(m)         The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section;

(n)           Akin, Gump, Strauss, Hauer & Feld, L.L.P., special counsel to the Company, shall have furnished to you, in form and substance satisfactory to you, their written opinion, dated such Time of Delivery, to the effect that the offer and sale of the Shares will not result in a breach of the Franchise Agreements with the franchisors named in such opinion; and

(o)           On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, the Company shall have furnished to you a certificate or certificates of the Chief Financial Officer of the Company, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex III hereto.

8.                                       (a)  The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein;

(b)           Each of the Selling Stockholders will severally and not jointly, indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein; and will severally and not jointly reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein; and provided further that no Selling Stockholder shall be liable under this Section 8(b) in an aggregate amount greater than the product of (x) the number of Shares purchased by the Underwriters from such Selling Stockholder under Section 2 hereof, times (y) the initial public offering price per Share as set forth on the front cover of the Prospectus.

(c)            Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d)           Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless the indemnified party shall have reasonably concluded (with the advice of counsel) that there may be defenses available to it which are different from those or in addition to those available to the indemnifying party, in which case, the indemnifying party shall be responsible for the fees and expenses of counsel for the indemnified party it being understood, however, that the Company and the Selling Stockholders shall not be responsible for the fees and expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)            If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders in question on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (e)(i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Stockholder subject to Section 8(b) shall be required to contribute any amount greater than the product of (x) the number of Shares purchased by the Underwriters from such Selling Stockholder under Section 2 hereof, times (y) the initial public offering price per Share as set forth on the front cover of the Prospectus.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)              The obligations of the Company and the Selling Stockholders under this Section 8 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

9.                                       (a)  If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein.  If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Shares on such terms.  In the event that, within the respective prescribed periods, you notify the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Selling Stockholders shall have the right to postpone Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)           If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)            If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof (provided that if such default occurs with respect to Optional Shares after the First Time of Delivery, this Agreement will not terminate as to the Firm Shares or any Optional Shares purchased prior to such default); but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10.                                 The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

11.                                 If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8.

12.                                 In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by Goldman, Sachs & Co. on behalf of you as the representatives; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you on request.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13.                                 This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14.                                 Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

15.                                 This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16.                                 This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

17.                                 The Company and the Selling Stockholders are authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) without the Underwriters imposing any limitation of any kind.

If the foregoing is in accordance with your understanding, please sign and return to us ten (10) counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

[The remainder of this page has been left blank intentionally]

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power-of-Attorney which authorizes such Attorney-in-Fact to take such action.

Very truly yours,

Asbury Automotive Group, Inc.

By:
Name: Kenneth B. Gilman
Title: Chief Executive Officer

Asbury Automotive Holdings L.L.C.
JIW Enterprises Irrevocable Trust of 2003
JIW Fund I LLC
JIW Enterprises Inc.
DMCD Autos Irving
DMCD Autos Houston
Thomas F. McLarty, III
Dealer Group LLC
John R. Capps
Luther W. and Blanche B. Coggin 2003 Trust
Buddy Hutchinson Cars, Inc.
Robert E. Gray
CNC Automotive, LLC
Childs & Associates, Inc.
Noel E. Daniels
Nancy D. Noble
Steve Inzinna
Dave Wegner
Gibson Family Partnership, L.P.

By:
Name:
Title:
As Attorney-in-Fact acting on behalf of each of the Selling Stockholders named in Schedule II to this Agreement

Accepted as of the date hereof
at New York, New York

Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
Stephens Inc.

By:
(Goldman, Sachs & Co.)

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised

Goldman, Sachs & Co.	•	•
J.P. Morgan Securities Inc	•	•
Lehman Brothers Inc	•	•
Stephens Inc.	•	•

Total	•	•

1

SCHEDULE II

Selling Stockholders (1)	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised

Asbury Automotive Holdings L.L.C.	7,128,759	1,500,000
JIW Fund I LLC	48,022	0
JIW Enterprises Inc.	522,897	0
DMCD Autos Irving	439,178	0
DMCD Autos Houston	0	0
Thomas F. McLarty, III	185,507	0
Dealer Group LLC	559,247	0
John R. Capps	220,172	0
Luther W. and Blanche B. Coggin 2003 Trust	188,492	0
Buddy Hutchinson Cars, Inc.	164,777	0
Robert E. Gray	134,552	0
CNC Automotive, LLC	92,259	0
Childs & Associates, Inc.	152,930	0
Noel E. Daniels	15,829	0
Nancy D. Noble	16,789	0
Steve Inzinna	7,915	0
Dave Wegner	76,835	0
Gibson Family Partnership, L.P.	45,840	0
Total	10,000,000	1,500,000

(1)          Each Selling Stockholder has appointed Ian K. Snow and Tony W. Lee, and each of them as Attorneys-in-Fact.

1

SCHEDULE III

Dealership	Franchise	Address	City	State
Crown Acura	Acura	3908 W. Wendover Avenue	Greensboro	NC
David McDavid Acura	Acura	4051 West Plano Parkway	Plano	TX
David McDavid Acura of Austin	Acura	13553 US Highway 183 North	Austin	TX
Nalley Acura	Acura	1355 Cobb Parkway	Marietta	GA
Crown Acura	Acura	8704 W. Broad Street	Richmond	VA
Crown Audi	Audi	4106 W. Wendover Avenue	Greensboro	NC
Nalley Audi-Roswell	Audi	11100 Alpharetta Highway	Roswell	GA
Plaza Porsche, Audi, Land Rover	Audi	11830 Olive Blvd.	Creve Coeur	MO
BMW of Charlottesville	BMW	1295 Richmond Road	Charlottesville	VA
BMW of Little Rock	BMW	1500 N. Shackleford Rd	Little Rock	AR
Coggin Motor Mall	BMW	4500 US 1 South	Ft. Pierce	FL
Crown BMW	BMW	3902 W. Wendover Avenue	Greensboro	NC
Nalley BMW of Decatur	BMW	1606 Church St	Decatur	GA
Plaza BMW Cadillac	BMW	11830 Olive Blvd.	Creve Coeur	MO
Richmond BMW-Mini	BMW	8710 W. Broad Street	Richmond	VA
Richmond BMW (companion)	BMW	12100 Midlothian Twp	Midlothian	VA
Coggin Pontiac, GMC, Buick	Buick	4425 West Vine St	Kissimmee	Fl
David McDavid Pontiac, Buick, GMC	Buick	3600 West Airport Freeway	Irving	TX
Yazoo Motor Company	Buick	1420 E. Broadway	Yazoo City	MS
Crown Cadillac-Chevrolet	Cadillac	2506 N. Main St	High Point	NC
Plaza BMW Cadillac	Cadillac	11830 Olive Blvd.	Creve Coeur	MO
Yazoo Motor Company	Cadillac	1420 E. Broadway	Yazoo City	MS
Coggin Chevrolet at the Avenues	Chevrolet	10880 Philips Highway	Jacksonville	FL
Coggin Chevrolet	Chevrolet	2500 N. Orange Blossom Trail	Kissimmee	FL
Crown Cadillac-Chevrolet	Chevrolet	2506 N. Main St	High Point	NC
Nalley Chevrolet	Chevrolet	2555 Metropolitan Parkway	Atlanta	GA
Yazoo Motor Company	Chevrolet	1420 E. Broadway	Yazoo City	MS
Courtesy Chrysler Jeep	Chrysler	1728 W. Brandon Blvd.	Brandon	FL
Crown Chrysler	Chrysler	3607 W. Wendover Ave	Greensboro	NC
Crown Jeep-Chrysler	Chrysler	2736 Laurens Road	Greenville	SC
Gray-Daniels Auto World	Chrysler	6060 I-55 North Frontage Rd	Jackson	MS
McLarty Auto Mall	Chrysler	3232 Summerhill Road	Texarkana	TX
Nalley Roswell Chrysler-Jeep	Chrysler	11505 Alpharetta Highway	Roswell	GA
Crown Dodge	Dodge	3710 W. Wendover Avenue	Greensboro	NC
Crown Dodge of Fayetteville	Dodge	436 N. McPherson Church Rd	Fayetteville	NC
McLarty Auto Mall	Dodge	3232 Summerhill Road	Texarkana	TX
Crown Ford	Ford	256 Swain Street	Fayetteville	NC
Dee Thomason Ford	Ford	19405 SE McLoughlin Blvd.	Gladstone	OR
Coggin Deland Ford	Ford	2655 N. Volusia Avenue	Orange City	FL
Gray-Daniels Ford	Ford	201 Octavia Street	Brandon	MS
McLarty Auto Mall	Ford	3232 Summerhill Road	Texarkana	TX
North Point Ford	Ford	4400 Landers Road	N. Little Rock	AR
Damerow Beaverton Ford	Ford	12325 SW Canyon Road	Beaverton	OR
Coggin Pontiac, GMC	GMC	9201 Atlantic Blvd.	Jacksonville	FL
Coggin Pontiac, GMC, Buick	GMC	4425 West Vine St.	Kissimmee	Fl
Coggin Pontiac-GMC of Orange Park	GMC	7245 Blanding Blvd.	Jacksonville	FL
Crown Pontiac-GMC	GMC	3904 W. Wendover Avenue	Greensboro	NC
David McDavid Pontiac, Buick,GMC	GMC	3600 West Airport Freeway	Irving	TX

1

Dealership	Franchise	Address	City	State
JW Courtesy Pontiac, GMC Truck	GMC	4600 N. Dale Mabry Hwy	Tampa	FL
Thomason Pontiac-GMC	GMC	16803 SE McLoughlin Blvd	Milwaukie	OR
Yazoo Motor Company	GMC	1420 E. Broadway	Yazoo City	MS
Nalley Motor Trucks	Hino	2560 Moreland Avenue	Atlanta	GA
Coggin Honda	Honda	11003 Atlantic Blvd.	Jacksonville	FL
Coggin Honda of Orlando	Honda	11051 S. Orange Blossom Trail	Orlando	FL
Coggin Honda St. Augustine	Honda	2898 US 1 South	St. Augustine	FL
Coggin Honda, Ft. Pierce	Honda	4450 US 1 South	Ft. Pierce	FL
Crown Honda	Honda	7001 E. Independence Blvd	Charlotte	NC
Crown Honda of Greensboro	Honda	3633 W. Wendover Avenue	Greensboro	NC
Crown Honda/Volvo	Honda	1730 North Fordham Blvd.	Chapel-Hill	NC
David McDavid Honda	Honda	3700 West Airport Freeway	Irving	TX
David McDavid Honda of Frisco (not an active franchise – under construction)	Honda	7200 State Highway 121	Frisco	TX
McDavid Honda	Honda	11200 Gulf Freeway	Houston	TX
Coggin Deland Honda	Honda	1580 South Woodland Blvd.	Deland	FL
Nalley Honda	Honda	4197 Jonesboro Road	Union City	GA
Thomason Honda	Honda	19400 SE McLoughlin Blvd.	Gladstone	OR
Courtesy Hyundai	Hyundai	3800 W. Hillsborough Avenue	Tampa	FL
Gray-Daniels Hyundai	Hyundai	975 I-20 West Frontage Road	Jackson	MS
Northland Hyundai	Hyundai	5660 Warden Road	N. Little Rock	AR
Southland Hyundai	Hyundai	25315 Interstate 30	Bryant	AR
Thomason Hyundai of Beaverton	Hyundai	13255 SW Farmington Rd	Beaverton	OR
Thomason Hyundai	Hyundai	19470 SE McLoughlin Blvd.	Gladstone	OR
Infiniti of Tampa	Infiniti	4612 N. Dale Mabry Highway	Tampa	FL
Nalley Infiniti-Marietta	Infiniti	1215 Cobb Parkway South	Marietta	GA
Plaza Infiniti	Infiniti	755 N. New Ballas	Creve Coeur	MO
Nalley Motor Trucks	Internationa	2560 Moreland Avenue	Atlanta	GA
Courtesy Lincoln-Mercury, Isuzu	Isuzu	9204 Adamo Drive	Tampa	FL
Nalley Motor Trucks	Isuzu	2560 Moreland Avenue	Atlanta	GA
Nalley Jaguar	Jaguar	11507 Alpharetta Highway	Roswell	GA
Courtesy Chrysler Jeep	Jeep	1728 W. Brandon Blvd.	Brandon	FL
Crown Jeep-Chrysler	Jeep	2736 Laurens Road	Greenville	SC
Gray-Daniels Auto World	Jeep	6060 I-55 North Frontage Road	Jackson	MS
Nalley Roswell Chrysler-Jeep	Jeep	11505 Alpharetta Highway	Roswell	GA
Coggin Kia	Kia	9401 Atlantic Boulevard	Jacksonville	FL
Courtesy Kia of Brandon	Kia	9204 Adamo Drive	Tampa	FL
David McDavid Kia	Kia	11311 Gulf Freeway	Houston	TX
Plaza Porsche, Audi, Land Rover	Land Rover	11830 Olive Blvd.	Creve Coeur	MO
Courtesy Lincoln-Mercury, Isuzu	Lincoln	9204 Adamo Drive	Tampa	FL
David McDavid’s Plano Lincoln & Mercury	Lincoln	3333 West Plano Parkway	Plano	TX
Coggin Deland Lincoln & Mercury	Lincoln	2655 N. Volusia Avenue	Orange City	FL
Gray-Daniels Auto World	Lincoln	6060 I-55 North Frontage Road	Jackson	MS
Lincoln-Mercury of West Little Rock	Lincoln	1500 N. Shackleford Road	Little Rock	AR
North Point Lincoln-Mercury	Lincoln	4400 Landers Road	N. Little Rock	AR
Courtesy Mazda	Mazda	3800 W. Hillsborough Avenue	Tampa	FL
Courtesy Mazda of Brandon	Mazda	9208 Adamo Drive	Tampa	FL

North Point Mazda	Mazda	6030 Landers Road	N. Little Rock	AR
Coggin Motor Mall	Mercedes	4500 US 1 South	Ft. Pierce	FL

2

Dealership	Franchise	Address	City	State
Mercedes-Benz of Fresno	Mercedes	7055 N. Palm Ave	Fresno	CA
Mercedes-Benz of Tampa	Mercedes	4636 N. Dale Mabry Highway	Tampa	FL
Plaza Mercedes-Benz	Mercedes	11910 Olive Blvd.	Creve Coeur	MO
Courtesy Lincoln-Mercury, Isuzu	Mercury	9204 Adamo Drive	Tampa	FL
David McDavid’s Plano Lincoln & Mercury	Mercury	3333 West Plano Parkway	Plano	TX
Coggin Deland Lincoln - Mercury	Mercury	2655 N. Volusia Avenue	Orange City	FL
Gray-Daniels Auto World	Mercury	6060 I-55 North Frontage Road	Jackson	MS
Lincoln-Mercury of West Little Rock	Mercury	1500 N. Shackleford Road	Little Rock	AR
North Point Lincoln-Mercury	Mercury	4400 Landers Road	N. Little Rock	AR
Courtesy Mitsubishi	Mitsubishi	3800 W. Hillsborough Avenue	Tampa	FL
Crown Mitsubishi	Mitsubishi	3604 W. Wendover Avenue	Greensboro	NC
Richmond BMW-Mini	Mini	8710 W. Broad St	Richmond	VA
Coggin Nissan	Nissan	10600 Atlantic Blvd.	Jacksonville	FL
Coggin Nissan of the Avenues	Nissan	10859 Philips Highway	Jacksonville	FL
Courtesy Nissan of Tampa	Nissan	3800 W. Hillsborough Ave	Tampa	FL
Crown Nissan	Nissan	3900 W. Wendover Avenue	Greensboro	NC
Crown Nissan of Greenville	Nissan	2730 Laurens Road	Greenville	SC
David McDavid Nissan	Nissan	19911 Gulf Freeway	Houston	TX
Gray-Daniels Nissan North	Nissan	6080 I-55 North Frontage Road	Jackson	MS
Gray-Daniels Nissan South	Nissan	905 I-20 South Frontage Road	Jackson	MS
North Point Nissan	Nissan	1 Commercial Center Drive	Little Rock	AR
Thomason Nissan	Nissan	19505 SE McLoughlin Blvd.	Gladstone	OR
Nalley Motor Trucks	Peterbilt	2560 Moreland Avenue	Atlanta	GA
Coggin Pontiac, GMC	Pontiac	9201 Atlantic Blvd.	Jacksonville	FL
Coggin Pontiac, GMC, Buick	Pontiac	4425 West Vine St.	Kissimmee	Fl
Coggin Pontiac-GMC of Orange Park	Pontiac	7245 Blanding Blvd.	Jacksonville	FL
Crown Pontiac-GMC	Pontiac	3904 W. Wendover Avenue	Greensboro	NC
David McDavid Pontiac, Buick, GMC	Pontiac	3600 West Airport Freeway	Irving	TX
JW Courtesy Pontiac, GMC Truck	Pontiac	4600 N. Dale Mabry Blvd	Tampa	FL
Thomason Pontiac-GMC	Pontiac	16803 SE McLoughlin Blvd	Milwaukie	OR
Yazoo Motor Company	Pontiac	1420 E. Broadway	Yazoo City	MS
Crown Porsche	Porsche	1295 Richmond Road	Charlottesville	VA
Plaza Porsche, Audi, Land Rover	Porsche	11830 Olive Blvd.	Creve Coeur	MO
North Point Mazda Volkswagen	Volkswagen	6030 Landers Road	N. Little Rock	AR
Crown Honda/Volvo	Volvo	1730 North Fordham Blvd.	Chapel-Hill	NC
Crown Volvo	Volvo	4100 W. Wendover Avenue	Greensboro	NC
Nalley Volvo Marietta	Volvo	2020 Cobb Parkway	Marietta	GA
North Point Volvo	Volvo	1500 N. Shackleford Road	Little Rock	AR

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SCHEDULE IV

Kenneth B. Gilman

J. Gordon Smith

Robert D. Frank

Lynne A. Burgess

Philip R. Johnson

Allen T. Levenson

Thomas G. McCollum

John C. Stamm

Michael J. Durham

Timothy C. Collins

John M. Roth

Ian K. Snow

Thomas C. Israel

Vernon E. Jordan, Jr.

Philip F. Maritz

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ANNEX I

Pursuant to Section 7(d) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

(i)                               They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

(ii)                            In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been [separately] furnished to the representatives of the Underwriters (the “Representatives”)[and are attached hereto];

(iii)                         The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the four most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company’s Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company’s Annual Reports on Form 10-K for such fiscal years;

(iv)                        They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

(v)                           On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A)                        any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year;

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(B)                          the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year;

(C)                          any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(D)                         as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders’ equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(E)                           for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in clause (D) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(vi)                        In addition to the examination referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference) or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

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ANNEX II

Goldman, Sachs & Co.

[                 ]

[                 ]

[                 ]

[                 ]

As representatives of the several Underwriters
named in Schedule I to the Underwriting Agreement
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

[  ], 2004

Re:  [                    ]

Ladies and Gentlemen:

We have acted as counsel for [               ], [a [    ] corporation] [a [    ]limited liability company][an individual resident of the State of                ](the “Selling Stockholder”), in connection with his sale to you and the several other underwriters (the “Underwriters”) of [              ] shares (the “Shares”) of common stock, $.01 par value per share (the “Common Stock”), pursuant to that certain Underwriting Agreement dated as of                   [  ], 2004 (the “Underwriting Agreement”) by and among Asbury Automotive Group, Inc., a Delaware corporation (the “Company”), Asbury Automotive Holdings L.L.C., the Selling Stockholder, certain other selling stockholders listed therein, and Goldman, Sachs & Co., [        ].[         ], as the representatives of the several Underwriters.  This opinion is provided to you at the request of the Selling Stockholder in accordance with Section 7(e) of the Underwriting Agreement.

In our capacity as such counsel, we have reviewed the Underwriting Agreement, the Selling Stockholder’s Irrevocable Power of Attorney (the “Power of Attorney”) executed by the Selling Stockholder to appoint the Selling Stockholder’s Attorneys-in-Fact (the “Attorneys-in-Fact”) and the related Custody Agreement (the “Custody Agreement”), the certificate in the name of the Selling Stockholder representing an aggregate of [          ] shares of the Common Stock and such other agreements, records, certificates and documents as we deem necessary to form a basis for the opinions hereinafter expressed.

It is our opinion that:

1.                                 The Power-of-Attorney and the Custody Agreement have been duly executed and delivered by the Selling Stockholder and constitute valid and binding agreements of the Selling Stockholder enforceable against such Selling Stockholder in accordance with their respective terms;

2.                                 The Underwriting Agreement has been duly executed and delivered by or on behalf of the Selling Stockholder; and the sale of the Shares and the compliance by the Selling Stockholder with all of the applicable provisions of the Underwriting Agreement, the Power-of-Attorney and the Custody Agreement and the consummation of the transactions therein contemplated will not (a) to such counsel’s knowledge, conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject or (b) result in any violation of the provisions of the [Certificate of

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Incorporation or By-laws of the Selling Stockholder] [the Partnership Agreement] [the Certificate of Formation or Limited Liability Company Agreement of such Selling Stockholder] or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property of the Selling Stockholder;

3.                                 No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by the Underwriting Agreement in connection with the Shares, except for those consents that have been duly obtained and are in full force and effect, such as have been obtained under the Securities Act of 1933, as amended, and except that no opinion is being given hereunder regarding any requisite approvals by any stock exchange or the National Association of Securities Dealers, Inc.;

4.                                 Assuming that the Shares have been validly issued to the Selling Stockholder by the Company and are fully paid and non-assessable, immediately prior to the delivery of the Shares, the Selling Stockholder had good and valid title to such Shares, free and clear of all liens, encumbrances or claims, and full right, power and authority to sell, assign, transfer and deliver the Shares; and

5.                                 Upon the consummation of the sale of the Shares to be sold by the Selling Stockholder to the Underwriters as provided in the Underwriting Agreement, good and valid title to the Shares, free and clear of all liens, encumbrances or claims, has been transferred to each of the several Underwriters; provided that the Underwriters paid value therefore and have purchased such Shares without notice of an adverse claim thereto (within the meaning of the Uniform Commercial Code as in effect as of the date hereof in the State of New York).

[In rendering the opinion in paragraph (4), counsel may rely upon a certificate of the Selling Stockholder in respect of matters of fact as to ownership of, and liens, encumbrances or claims on, the Shares, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificate.  In rendering the opinions such counsel may qualify such opinions by noting that no opinion is expressed as to the validity or enforceability of any provision which purports to provide that the powers granted under a power of attorney will survive the death of the principal.  Such counsel may also note that it is not expressing any opinion with respect to the accuracy or completeness of any representation or warranty made by the Selling Stockholder or any other party in the Registration Statement, the Underwriting Agreement or any document or instrument executed in connection with the transactions contemplated thereby.]

The opinions expressed herein are limited in all respects to the federal laws of the United States of America and the laws of the States of [              ] and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein.  This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

This opinion is furnished by us on behalf of the Selling Stockholder solely for the benefit of the Underwriters in connection with the transactions described herein, and this opinion may not be furnished to or relied upon by any person or entity for any other purpose without our prior written content.  Further, this opinion is not to be quoted in whole or in part or otherwise referred to (other than in connection with the transactions contemplated by the Underwriting Agreement), nor is it to be filed with any governmental agency or any other person.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein.

Very truly yours,

2

ANNEX III

I, J. Gordon Smith, Senior Vice President and Chief Financial Officer of Asbury Automotive Group, Inc. (the “Company”), have been asked to deliver this certificate in my capacity as Chief Financial Officer of the Company, pursuant to Section 7(o) of the Underwriting Agreement among the Company, Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Stephens Inc. as representatives of the several underwriters named in Schedule I thereto and the selling stockholders named in Schedule II thereto. Based upon an examination of the Company’s financial records and schedules undertaken by myself or members of my staff who report to me and are responsible for the Company’s financial and accounting matters, I hereby certify that:

1.                                       Attached hereto as Annex A are true and complete copies of Arthur Andersen LLP’s Independent Auditors’ Reports for the years ended December 31, 1998 and 1999, including audited consolidated financial statements and related notes thereto of the Company for and as of the years ended December 31, 1998 and 1999.

2.                                       Nothing has come to my attention that would lead me to believe that the consolidated balance sheet data of the Company and subsidiaries as of December 31, 1998 and 1999 and the consolidated income statement data for each of the two years in the period ended December 31, 1999, included in the in the Preliminary Prospectus dated                    [•], 2004 (the “Preliminary Prospectus”) included in the Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-112126) filed with the Securities and Exchange Commission on                   [•], 2004, do not present fairly the financial position of the Company and its subsidiaries at December 31, 1999, and the results of their operations for each of the two years in the period ended December 31, 1999 in conformity with generally accepted accounting principles.

3.                                       I, or members of my staff, have read the items marked on the attached copies of certain pages of the Preliminary Prospectus and the Company’s filings with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and have performed the following procedures, which were applied as indicated by the letters indicated below.

[Insert letters with appropriate procedures]

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IN WITNESS WHEREOF, I have hereunto signed my name on this [•] day of                   , 2004.

ASBURY AUTOMOTIVE GROUP, INC.

By
	Name:	J. Gordon Smith
	Title:	Senior Vice President and Chief Financial Officer

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